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                                                                    EXHIBIT 7(c)
                                                         Revised October 29,1990

LOGO                          MERRILL LYNCH & CO.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                        MERRILL LYNCH WORLD HEADQUARTERS
                                  NORTH TOWER
                             WORLD FINANCIAL CENTER
                           NEW YORK, N.Y. 10281-1305

                           STANDARD DEALER AGREEMENT

Dear Sirs:

         In connection with public offerings of securities underwritten by us, or by a group of underwriters (the "Underwriters") represented by us, you may be offered the opportunity to purchase a portion of such securities, as principal, at a discount from the offering price representing a selling concession or reallowance granted as consideration for services rendered by you in the sale of such securities. We request that you agree to the following terms and provisions, and make the following representations, which, together with any additional terms and provisions set forth in any wire or letter sent to you in connection with a particular offering, will govern all such purchases of securities and the reoffering thereof by you.

         Your subscription to, or purchase of, such securities will constitute your reaffirmation of this Agreement.

         1. When we are acting as representative (the "Representative") of the Underwriters in offering securities to you, it should be understood that all offers are made subject to prior sale of the subject securities, when, as and if such securities are delivered to and accepted by the Underwriters and subject to the approval of legal matters by their counsel. In such cases, any order from you for securities will be strictly subject to confirmation and we reserve the right in our uncontrolled discretion to reject any order in whole or in part. Upon release by us, you may reoffer such securities at the offering price fixed by us. With our consent, you may allow a discount, not in excess of the reallowance fixed by us, in selling such securities to other dealers, provided that in doing so you comply with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"). Upon our request, you will advise us of the identity of any dealer to whom you allow such a discount and any Underwriter or dealer from whom you receive such a discount. After the securities are released for sale to the public, we may vary the offering price and other selling terms.

         2. You represent that you are a dealer actually engaged in the investment banking or securities business and that you are either (i) a member in good standing of the NASD or (ii) a dealer with its principal place of business located outside the United States, its territories or possessions and not registered under the Securities Exchange Act of 1934 (a "non-member foreign dealer") or (iii) a bank not eligible for membership in the NASD. If you are a non-member foreign dealer, you agree to make no sales of securities within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Non-member foreign dealers and banks agree, in making any sales, to comply with the NASD's interpretation with respect to free-riding and withholding. In accepting a selling concession where we are acting as Representative of the Underwriters, in accepting a reallowance from us whether or not we are acting as such Representative, and in allowing a discount to any other person, you agree to comply with the provisions of
Section 24 of Article III of the Rules of Fair Practice of the NASD, and, in addition, if you are a non-member foreign dealer or bank, you agree to comply, as though you were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice and to comply with Section 25 of Article III thereof as that Section applies to a non-member

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foreign dealer or bank. You represent that you are fully familiar with the above provisions of the Rules of Fair Practice of the NASD.

         3. If the securities have been registered under the Securities Act of 1933 (the "1933 Act"), in offering and selling such securities, you are not authorized to give any information or make any representation not contained in the prospectus relating thereto. You confirm that you are familiar with the rules and policies of the Securities and Exchange Commission relating to the distribution of preliminary and final prospectuses, and you agree that you will comply therewith in any offering covered by this Agreement. If we are acting as Representative of the Underwriters, we will make available to you, to the extent made available to us by the issuer of the securities, such number of copies of the prospectus or offering documents, for securities not registered under the 1933 Act, as you may reasonably request.

         4. If we are acting as Representative of the Underwriters of securities of an issuer that is not required to file reports under the Securities Exchange Act of 1934 (the " 1934 Act"), you agree that you will not sell any of the securities to any account over which you have discretionary authority.

         5. Payment for securities purchased by you is to be made at our office, One Liberty Plaza, 165 Broadway, New York, N.Y. 10006 (or at such other place as we may advise), at the offering price less the concession allowed to you, on such date as we may advise, by certified or official bank check in New York Clearing House funds (or such other funds as we may advise), payable to our order, against delivery of the securities to be purchased by you. We shall have authority to make appropriate arrangements for payment for and/or delivery through the facility of The Depository Trust Company or any such other depository or similar facility for the securities.

         6. In the event that, prior to the completion of the distribution of securities covered by this Agreement, we purchase in the open market or otherwise any securities delivered to you, if we are acting as Representative of the Underwriters, you agree to repay to us for the accounts of the Underwriters the amount of the concession allowed to you plus brokerage commissions and any transfer taxes paid in connection with such purchase.

         7. At any time prior to the completion of the distribution of securities covered by this Agreement you will, upon our request as Representative of the Underwriters, report to us the amount of securities purchased by you which then remains unsold and will, upon our request, sell to us for the account of one or more of the Underwriters such amount of such unsold securities as we may designate, at the offering price less an amount to be determined by us not in excess of the concession allowed to you.

         8. If we are acting as Representative of the Underwriters, upon application to us, we will inform you of the states and other jurisdictions of the United States in which it is believed that the securities being offered are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but we assume no responsibility with respect to your right to sell securities in any jurisdiction. We shall have authority to file with the Department of State of the State of New York a Further State Notice with respect to the securities, if necessary.

         9. You agree that in connection with any offering of securities covered by this Agreement you will comply, with the applicable provisions of the 1933 Act and the 1934 Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, and the applicable rules of any securities exchange having jurisdiction over the offering.

         10. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to any offering covered by this Agreement. We shall be under no liability to you except for our lack of good faith and for obligations assumed by us in this Agreement, except that you do not waive any rights that you may have under the 1933 Act or the rules and regulations thereunder.

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         11. Any notice from us shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunications to you at the above address or at such other address as you shall specify to us in writing.

         12. With respect to any offering of securities covered by this Agreement, the price restrictions contained in Paragraph 1 hereof and the provisions of Paragraphs 6 and 7 hereof shall terminate as to such offering at the close of business on the 45th day after the securities are released for sale or, as to any or all such provisions, at such earlier time as we may advise. All other provisions of this Agreement shall remain operative and in full force and effect with respect to such offering.


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         13. This Agreement shall be governed by the laws of the State of New
York.

         Please confirm your agreement hereto by signing the enclosed duplicate copy hereof in the place provided below and returning such signed duplicate copy to us at World Headquarters, North Tower, World Financial Center, New York, N.Y. 10281-1305, Attention: Corporate Syndicate. Upon receipt thereof, this instrument and such signed duplicate copy will evidence the agreement between us.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED

                                        By:
                                           ---------------------------------
                                              Name:  Fred F. Hessinger

Confirmed and accepted as of the
        day of             , 19

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                   Name of Dealer

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              Authorized Officer or Partner
        (if not Officer or Partner, attach copy of
               Instrument of Authorization)




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